UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2007

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)

Adoption and Approval of Amendment No. 2 to the Lawson Software, Inc. Executive Change in Control Severance Pay Plan for Tier 1 Executives

On January 17, 2005, Lawson Software, Inc. adopted the Executive Change in Control Severance Pay Plan for Tier 1 Executives (the “Tier 1 Plan”), which was amended by Amendment No. 1 on June 26, 2007. Based on the recommendation of the Compensation Committee of the Board of Directors, on November 8, 2007 the Board of Directors of Lawson Software, Inc. approved Amendment No. 2 to the Tier 1 Plan (in the form attached as Exhibit 10.35 to this Report on Form 8-K), to amend effective November 8, 2007 the definitions of “Cause,” “Good Reason” and “Tier 1,” as follows:

Cause — the termination of the Participant’s employment initiated by the Employer because of:  (1) if the Participant has entered into any written and executed contract(s) with the Employer, any material breach by the Participant of such contract (as reasonably determined by the Employer) and which is not or cannot reasonably be cured within 10 days after written notice from the Employer to the Participant; (2) any material violation by the Participant of the Employer’s policies, rules or regulations (as reasonably determined by the Employer) and which is not or cannot be reasonably cured within 10 days after written notice from the Employer to the Participant; or (3) commission of any material act of fraud, embezzlement or dishonesty by the Participant (as reasonably determined by the Employer).

Good Reason — the occurrence of any of the following events:  (1) a job reassignment that is not at least of comparable responsibility or status as the assignment in effect immediately prior to the Change in Control; (2) a reduction in the Participant’s Base Pay as in effect immediately prior to a Change in Control; (3) a material modification of the Employer’s incentive compensation program (that is adverse to the Participant) as in effect immediately prior to a Change in Control; (4) a requirement by the Employer that the Participant be based anywhere other than within thirty miles of the Participant’s work location immediately prior to a Change in Control (with exceptions for temporary business travel that is consistent in both frequency and duration with the Participant’s business travel before the Change in Control); or (5) except as otherwise required by applicable law, the failure by the Employer to provide employee benefit programs and plans (including any stock ownership and stock purchase plans) that provide substantially similar benefits, in terms of aggregate monetary value, at substantially similar costs to the Participant as the benefits provided in effect immediately prior to a Change in Control. Termination or reassignment of the Participant’s employment for Cause, or by reason of Disability or death, are excluded from this definition.

Tier 1  — each individual who continues to meet any of the following requirements:  (1) the Chief Executive Officer of the Principal Sponsor (“CEO”), (2) the Chief Financial Officer of the Principal Sponsor (CFO) or (3) an executive officer of the Principal Sponsor, as determined by the Board of Directors of the Principal Sponsor based on Rule 3b-7 of the U.S. Securities Exchange Act.

Approval of Addendum to Employment Agreement with Robert A. Schriesheim

On November 8, 2007, the Company entered into an Addendum to the Employment Agreement dated October 5, 2006 with Robert A. Schriesheim, a director and executive vice president and chief financial officer of the Company, pertaining to the reimbursement of certain travel and living expenses during the three-year period commencing October 2006. The form of

Addendum is attached as Exhibit 10.36 to this Report on Form 8-K. Because airfare costs have been higher than initially estimated, the maximum annual reimbursement amounts were increased from $25,000 per year to $40,000 for year one, $41,600 for year two and $43,400 for year three, and the cumulative three-year limit was increased from $75,000 to $125,000 (plus the applicable tax gross-up), as described in Exhibit 10.36.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.31	Form of Nonqualified Stock Option Award Document for Executive Officers under 2001 Stock Incentive Plan

10.32	Form of Restricted Stock Award Document for Executive Officers under 2001 Stock Incentive Plan

10.33	Form of Nonqualified Stock Option Award Document for Non-Employee Directors under 2001 Stock Incentive Plan

10.34	Form of Restricted Stock Unit Award Document for Non-Employee Directors under 1996 Stock Incentive Plan

10.35	Amendment No. 2 (effective November 8, 2007) to the Lawson Software, Inc. Executive Change in Control Severance Pay Plan for Tier 1 Executives, as amended

10.36	Addendum dated November 8, 2007 to Employment Agreement dated October 5, 2006 between Lawson Software, Inc. and Robert A. Schriesheim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: November 12, 2007	By:	/s/ Stefan Schulz

Stefan Schulz,
Senior Vice President of Finance
(Principal Accounting Officer)